SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

IDS Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-177518	45-2758994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 Birch Street Lake Elsinore, CA	92530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 674-1554

IDS Solar Technologies, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2013, April 4, 2013, and June 3, 2013, we entered into a series of Securities Purchase Agreements (the “SPAs”) with Asher Enterprises, Inc. (“Asher”) and the issuance to Asher of a series of Convertible Promissory Notes (the “Notes”). The Notes bear interest at an annual rate of 8%, with principal and interest coming due approximately nine (9) months from the respective dates of issue. The Notes may be converted in whole or in part, at the option of the holder, to shares of our common stock, par value $0.001, at any time following 180 days after the issuance dates of the Notes. The conversion price under the Note is 51% of the Market Price of our common stock on the conversion dates. For purposes of the Notes, “Market Price” is defined as the average of the 3 lowest closing prices for our common stock on the 30 trading days immediately preceding the conversion dates. The number of shares issuable upon conversion is limited so that the Holder’s total beneficial ownership of our common stock may not exceed 9.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

Upon conversion of the Notes in whole or in part, we will be obligated to deliver the conversion stock to the holder within 3 business days of our receipt of notice of conversion. Failure to timely deliver conversion stock will cause us to incur daily penalties. The conversion price will be subject to adjustment in the event of certain dilutive issuances of securities, distributions of stock or assets to shareholders, mergers, consolidations, and certain other events. Pre-payment of the Notes will result in certain penalties depending on the time of pre-payment, and will not be allowed after 180 days.

Additional covenants, representations, and warranties between the parties are included in the Notes and the SPAs. The foregoing is a brief summary of the material terms of the Notes and the SPAs, which should be reviewed in their entirety for additional information.

The amounts and respective due dates of the Notes are as follows:

Date	Principal Amount	Due Date
March 20, 2013	$32,500	December 26, 2013
April 4, 2013	$15,500	January 8, 2014
June 3, 2013	$32,500	March 5, 2014

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the issuance of unregistered securities to Asher is incorporated by reference into this Item 3.02. Asher is an accredited investor as defined in Rule 501(a) of Regulation D and the offer and sale of the Notes to Asher was exempt from registration under Rule 506 of Regulation D.

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 29, 2013, our board of directors approved a merger with our wholly-owned subsidiary, IDS Solar Acquisition, Inc., pursuant to NRS 92A.180. As part of the merger with our wholly owned subsidiary, our board authorized a change in the name of the company to “IDS Industries, Inc.” A copy of the Articles of Merger describing the subsidiary merger and name change filed with the State of Nevada is attached hereto as Exhibit 3.1. Our new name is effective in the over-the-counter securities markets beginning June 10, 2013. Our trading symbol will remain IDST.

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Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Articles of Merger
10.1	Convertible Promissory Note dated March 20, 2013
10.2	Securities Purchase Agreement dated March 20, 2013
10.3	Convertible Promissory Note dated April 4, 2013
10.4	Securities Purchase Agreement dated April 4, 2013
10.5	Convertible Promissory Note dated June 3, 2013
10.6	Securities Purchase Agreement dated June 3, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS Industries, Inc.

/s/ Bruce R. Knoblich

Bruce R. Knoblich

President and Chief Executive Officer

Date: June 7, 2013

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